UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

July 27, 2012

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Stock Purchase Agreement

On July 28, 2012, Roper Industries, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the holders of all of the common shares (the “Sellers”) of Sunquest Holdings, Inc., a Delaware corporation (“Sunquest”).

Pursuant to the terms and conditions of the Stock Purchase Agreement the Sellers will sell to the Company, and the Company will purchase from the Sellers, all outstanding shares of common stock of Sunquest (the “Shares”) on the closing date (the “Closing”). At the Closing, holders of Sunquest options (the “Optionholders”) will receive cash payments for their options in amounts equal to the amounts that they would have received had they exercised the options, after accounting for the exercise price of the options, immediately prior to the Closing and sold the Shares issued on exercise at the Closing.

The aggregate purchase price payable to the Sellers and the Optionholders at Closing is $1.415 billion in cash subject to adjustment reflecting that the acquisition of Sunquest by the Company at Closing will be on a debt free, cash free basis with Sunquest’s transaction expenses borne by the Sellers.  In addition, the aggregate purchase price payable at Closing may be subject to adjustment up or down to reflect the difference between estimated working capital at Closing and a target working capital range. The Sellers and Optionholders have agreed to place a portion of the purchase price due to Sellers and Optionholders in escrow in connection with their indemnity obligations under the Stock Purchase Agreement and for customary post-closing adjustments, if any, to the purchase price with respect to final determinations of Closing working capital and Closing cash amounts.

The Stock Purchase Agreement contains customary representations, warranties and covenants of the Company, the Sellers and Sunquest.  From the date of the Stock Purchase Agreement until the Closing, Sunquest is required to conduct its business in the ordinary course consistent with past practice and to comply with certain covenants regarding the operation of its business.  Subject to certain limitations, the Company will be indemnified for damages resulting from breaches of the Sellers’ or Sunquest’s representations, warranties and covenants made in the Stock Purchase Agreement, pre-closing taxes of Sunquest and its subsidiaries and certain other matters.

The Closing is subject to customary closing conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”) and that employment agreements with certain key employees, and certain non-solicitation and non-compete agreements, are in full force and effect at the Closing.

The Stock Purchase Agreement provides for certain termination rights of the Company and Sellers including termination by the Sellers or the Company if the Closing has not been consummated on or before October 28, 2012, but only if the party terminating the Stock Purchase Agreement (and in the case of the Sellers, either the Sellers or Sunquest) has not materially breached the agreement and thereby prevented or frustrated the consummation of the transactions contemplated by the Stock Purchase Agreement.

The above description of the Stock Purchase Agreement does not purport to be complete and is included solely as a summary of the material terms of the Stock Purchase Agreement.

Credit Agreement

On July 27, 2012, the Company entered into a new unsecured credit facility (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A. and Bank of America, N.A. as syndication agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Barclays Bank PLC, Mizuho Corporate Bank, Ltd., and Suntrust Bank, as documentation agents and a syndicate of lenders, which replaces its existing unsecured credit facility, dated as of July 7, 2008, as amended as of October 15, 2010. The new facility comprises a five year $1.50 billion revolving credit facility, which includes availability of up to $150.0 million for letters of credit and $25.0 million for swingline loans and of which $50.0 million will be available under a multicurrency subfacility in dollars and other currencies. The Company may also, subject to compliance with specified conditions, request additional term loans or revolving credit commitments in an aggregate amount not to exceed $350.0 million.

The Company and specified foreign subsidiaries are borrowers under the revolving credit facility. The Company has guaranteed the payment and performance by the foreign subsidiary borrowers under the facility.

Borrowings under the term loan and revolving credit facilities will bear interest, at the Company’s option, at a rate based on either:

•
The highest of (1) the interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in New York City, (2) the federal funds rate plus 0.50% and (3) the Eurocurrency Rate (as defined in the Credit Agreement) for a deposit in Dollars with a maturity of one month plus 1%, in each case plus a per annum spread depending on the Company’s senior unsecured long-term debt rating.  Based on the Company’s current rating (Baa2 from Moody’s and BBB from S&P), the spread would be 0.1%.

•
The Eurocurrency Rate (as defined in the Credit Agreement) plus a per annum spread depending on the Company’s senior unsecured long-term debt rating.  Based on the Company’s current rating, the spread would be 1.10%.

Outstanding letters of credit issued under the facility will be charged a quarterly fee depending on the Company’s senior unsecured long-term debt rating.  Based on the Company’s current rating, the quarterly fee would be payable at a rate of 1.10% per annum, plus a fronting fee of 0.125% per annum on the undrawn and unexpired amount of all letters of credit.

Additionally, the Company will pay a quarterly facility fee on the used and unused portions of the revolving credit facility depending on the Company’s senior unsecured long-term debt rating.  Based on the Company’s current rating, the quarterly fee would accrue at a rate of 0.15% per annum.

Amounts outstanding under the new facility may be accelerated upon the occurrence of customary events of default.  The new facility contains financial covenants that, among other things, require the Company and its subsidiaries to maintain (i) a Consolidated Total Leverage Ratio (as defined in the Credit Agreement) of no more than 3.5 to 1.0 and (ii) a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of no less than 3.0 to 1.0.

A copy of the credit agreement with respect to the unsecured credit facility is attached hereto as Exhibit 10.1 and is incorporated by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the credit agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 27, 2012, Roper Industries entered into a new unsecured credit facility.  For a description of this credit facility please see Item 1.01.

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits
The following exhibits are filed with this current report:

10.1
Credit Agreement, dated as of July 27, 2012, among Roper Industries, as parent borrower, the foreign subsidiary borrowers of Roper Industries from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A. and Bank of America, N.A., as syndication agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Barclays Bank PLC, Mizuho Corporate Bank, Ltd. and Suntrust Bank, as documentation agents.

Forward Looking Statements

This report may contain “forward-looking statements.” Forward-looking statements are based on the Company's current expectations and assumptions regarding the combined company after the completion of the purchase and sale of the Shares, the Company's business, industry and other future conditions.  Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  The Company's actual results may differ materially from those contemplated by the forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk that the closing of the purchase and sale of the Shares will not occur; the risks associated with successfully managing new risks associated with the acquired business; the risk that the acquired business will not be integrated efficiently into the Company's existing operations; the risk that the Company will not realize projected cost savings; the Company's ability to realize the expected returns and other benefits of the purchase and sale of the Shares; and the other factors described in “Risk Factors” in the Company's most recent Form 10-K and subsequent SEC filings.  The Company undertakes no obligation to update these statements to reflect new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.

Date:	August 2, 2012	By:	/s/ John Humphrey
			Name:	John Humphrey
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement, dated as of July 27, 2012, among Roper Industries,as parent borrower, the foreign subsidiary borrowers of RoperIndustries from time to time parties thereto, the several lenders fromtime to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A. and Bank of America, N.A., as syndication agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Barclays Bank PLC, Mizuho Corporate Bank, Ltd. and Suntrust Bank, as documentation agents.